Exhibit 10.4

SPONSOR SUPPORT AGREEMENT

This Sponsor Support Agreement (this “Agreement”) is entered into on March 8, 2022, by and among AMCI Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), AMCI Acquisition Corp. II, a Delaware corporation (“Acquiror”), LanzaTech NZ Inc., a Delaware corporation (the “Company”), and the Persons identified on Schedule I attached hereto (together with the Sponsor, the “Insider Holders”). Acquiror, the Insider Holders and the Company are sometimes collectively referred to herein as the “Parties,” and each of them is sometimes individually referred to herein as a “Party.” Certain terms used in this Agreement have the applicable meanings ascribed to them in Section 3.1.

RECITALS

WHEREAS, contemporaneously with the Parties’ execution and delivery of this Agreement, Acquiror, Merger Sub and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the Merger and as a wholly owned Subsidiary of Acquiror;

WHEREAS, as of the date hereof, the Insider Holders are collectively the holders of record and the beneficial owners (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of (a) 3,750,000 shares of Class B common stock, par value $0.0001 per share, of Acquiror (the “Owned Shares”) and (b) warrants to purchase 3,500,000 shares of Class A common stock, par value $0.0001 per share, of Acquiror, at an exercise price of $11.50 per share and issued to the Sponsor substantially concurrently with Acquiror’s initial public offering (the “Private Placement Warrants”); and

WHEREAS, as an inducement to the willingness of Acquiror and the Company to enter into the Merger Agreement and to consummate the transactions contemplated thereby, the Parties desire to agree to certain matters as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I
COVENANTS AND AGREEMENTS

Section 1.1         Redemption Related Forfeiture. Each Insider Holder hereby agrees that, if any Acquiror Share Redemptions occur and the Redemption Percentage resulting therefrom is more than 50%, then immediately prior to the Closing, subject only to the occurrence of the Closing, such number of Promote Shares (rounded down to the nearest whole share) equal to the applicable Forfeited Promote Shares shall be forfeited by the Insider Holders, with each Insider Holder having forfeited such Insider Holder’s Promote Shares Pro Rata Percentage of the Forfeited Promote Shares. Acquiror shall be authorized, and each Insider Holder hereby authorizes Acquiror to, on behalf of each such Insider Holder, deem surrendered, forfeited and transferred, and to take all actions as may be necessary to cancel, such Insider Holder’s Forfeited Promote Shares, and each such Insider Holder shall take any action reasonably necessary or reasonably requested by Acquiror, in each case to allow Acquiror to effect such forfeiture of the applicable Forfeited Promote Shares. For the avoidance of doubt, if the Redemption Percentage is 50% or less, no forfeiture of the Promote Shares shall be effected pursuant to this Section 1.1.

Section 1.2         Restrictions on Transfer.

(a)        From the date hereof until the earlier of (i) the Closing and (ii) the valid termination of this Agreement pursuant to Section 3.3, no Insider Holder (and any other Person to which any Covered Security is Transferred) shall, directly or indirectly, Transfer any of the Covered Securities legally or beneficially owned by him, her or it, other than in accordance with Section 1.3. In the event that any Insider Holder (or any other Person to which any Covered Security is Transferred) Transfers any Covered Security prior to the Closing, Acquiror shall amend Schedule I hereto promptly thereafter (and, in any event, prior to the Closing) to reflect such Transfer.

(b)        The Parties acknowledge and agree that (i) notwithstanding anything to the contrary herein, all Covered Securities beneficially owned by any Insider Holder (or any Person to which any Covered Security is Transferred) will remain subject to any restrictions on Transfer under all applicable securities laws and all rules and regulations promulgated thereunder, and (ii) any purported Transfer of any Covered Security in violation of this Agreement will be null and void ab initio.

Section 1.3         Exceptions to Restrictions on Transfer. Notwithstanding anything to the contrary in Section 1.2(a), each Insider Holder will be permitted to Transfer Promote Shares or Private Placement Warrants:

(a)        to any of Acquiror’s officers or directors, any trust whose sole beneficiaries are the family members of an officer or director of Acquiror, or any family member of any of Acquiror’s officers or directors, any affiliate of the Sponsor or to any members of the Sponsor;

(b)        in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, or to a charitable organization;

(c)        in the case of an individual, by virtue of laws of descent and distribution upon death of such individual;

(d)        in the case of an individual, pursuant to a qualified domestic relations order; or

(e)        by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Insider Holder;

provided, however, that in the case of any of the foregoing clauses (a) through (e), these permitted Transferees must sign a counterpart to this Agreement becoming bound by all the terms set forth herein and enter into a written agreement with Acquiror agreeing to be bound by the transfer restrictions contained in the Letter Agreement and the other restrictions contained therein. For clarity, at the Closing, each Insider Holder will be permitted to Transfer, or otherwise forfeit in lieu of such Transfer, such number of Promote Shares as are required to be Transferred by such Insider Holder pursuant to the Anchor Investor Letter Agreements or the Non-Redemption Agreements, as the case may be; provided that such Transfer or forfeiture shall not conflict with such Insider Holder’s obligations pursuant to Section 1.1.

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Section 1.4         Sponsor Support Agreement.

(a)        Subject to the earlier termination of this Agreement in accordance with Section 3.3, each Insider Holder, solely in such Person’s capacity as a stockholder of Acquiror, irrevocably and unconditionally agrees in respect of all of the Insider Holder’s Covered Securities, that, at the Acquiror Stockholders’ Meeting or any other meeting of the stockholders of Acquiror (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), and in connection with any written consent of stockholders of Acquiror, such Insider Holder shall:

(i)        when such meeting is held, appear at such meeting or otherwise cause such Insider Holder’s Covered Securities to be counted as present thereat for purposes of establishing a quorum;

(ii)        vote (or validly execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Insider Holder’s Covered Securities owned as of the record date for such meeting (or the date that any written consent is executed by such Insider Holder) in favor of each of the Transaction Proposals and each other matter required (or reasonably requested by the Company or Acquiror) to be approved or adopted by the stockholders of Acquiror in order to effect each of the Transaction Proposals; and

(iii)        vote (or validly execute and return an action by written consent), or cause to be voted at such meeting (or validly execute and return and cause such consent to be granted with respect to), all of such Insider Holder’s Covered Securities against (A) any Business Combination Proposal and (B) any other action that would reasonably be expected to (1) materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement, (2) to the knowledge of such Insider Holder, result in a material breach of any covenant, representation or warranty or other obligation or agreement of Acquiror under the Merger Agreement or (3) result in a material breach of any covenant, representation or warranty or other obligation or agreement of such Insider Holder contained in this Agreement.

The obligations of each Insider Holder specified in this Section 1.4(a) shall apply whether or not any of the Transaction Proposals is recommended by the Acquiror Board and whether or not the Acquiror Board has previously recommended any of the Transaction Proposals but changed such recommendation.

(b)        From the date hereof until the earlier of (i) the Closing or (ii) the valid termination of this Agreement pursuant to Section 3.3, each Insider Holder will comply with and fully perform all of its covenants and agreements set forth in the Letter Agreement, and each Insider Holder shall not amend, restate, supplement or otherwise modify, or cause Acquiror to amend, restate, supplement or otherwise modify or waive, any provision of the Letter Agreement without the prior written consent of the Company other than as provided herein.

Section 1.5         No Inconsistent Agreement. Each Insider Holder hereby covenants and agrees that such Insider Holder shall not, at any time prior to the termination of this Agreement pursuant to Section 3.3, (a) enter into any voting agreement or voting trust with respect to any of such Insider Holder’s Covered Securities that is inconsistent with such Insider Holder’s obligations pursuant to this Agreement, (b) grant a proxy or power of attorney with respect to any of such Insider Holder’s Covered Shares that is inconsistent with such Insider Holder’s obligations pursuant to this Agreement or (c) enter into any Contract or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent him, her or it from satisfying, his, her or its obligations pursuant to this Agreement.

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Section 1.6         Disclosure. Each Insider Holder hereby authorizes each of the Company and Acquiror to publish and disclose, in any announcement, filing or disclosure required to be made by any Governmental Order or other applicable Law or the rules of any national securities exchange or as requested by the SEC, such Insider Holder’s identity and ownership of Covered Securities and such Insider Holder’s obligations under this Agreement. No Insider Holder nor any of his, her or its Affiliates (other than Acquiror) shall issue any press release or make any other public announcement or public statement with respect to this Agreement, the Merger Agreement or any of the transactions contemplated hereby or thereby (each, a “Public Communication”), without the prior written consent of Acquiror and the Company (which consent may be withheld in Acquiror’s or the Company’s sole discretion), except (a) as required by applicable Law or any Governmental Authority of competent jurisdiction (including pursuant to any court process), in which case the Insider Holder shall provide each of Acquiror and the Company and their respective legal counsel with a reasonable opportunity to review and comment on such Public Communication (solely with respect to such portions that relate to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby) in advance of its issuance and shall give reasonable and good faith consideration to any such comments or (b) with respect to a Public Communication that is consistent with prior disclosures by Acquiror and the Company; provided that the foregoing shall not apply to any disclosure required to be made by such Insider Holder to a Governmental Authority so long as such disclosure is consistent with the terms of this Agreement and the Merger Agreement and the disclosures made by the Company and Acquiror pursuant to the terms of the Merger Agreement.

Section 1.7         Non-Solicitation. From the date hereof until the earlier of (a) the Closing or (b) the valid termination of this Agreement pursuant to Section 3.3, no Insider Holder shall, and each Insider Holder shall cause his, her or its controlled Affiliates not to, and shall use reasonable best efforts to cause his, her or its and their Representatives not to, (i) approve, endorse, recommend or make any proposal or offer that constitutes a Business Combination Proposal, (ii) initiate, solicit, enter into or continue discussions, negotiations or transactions with, or respond to any inquiries or proposals by, any Person with respect to, a Business Combination Proposal (other than to inform such Person of the Insider Holder’s obligations pursuant to this Section 1.7), (iii) enter into any acquisition agreement, business combination agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to a Business Combination Proposal, in each case, other than to or with the Company and its Representatives, (iv) otherwise knowingly encourage or facilitate any such inquiries, proposals, discussions, or negotiations or (v) resolve or agree to do any of the foregoing. Each Insider Holder also agrees that immediately following the execution of this Agreement he, she or it shall, and shall instruct each of his, her or its Representatives, its Affiliates and their respective Representatives to, immediately cease and terminate all discussions and negotiations with any Persons that may be ongoing with respect to a Business Combination Proposal (other than the Company and its Representatives).

Notwithstanding anything in this Agreement to the contrary, (x) each Insider Holder shall not be responsible for the actions of Acquiror or the Acquiror Board (or any committee thereof), any Subsidiary of Acquiror, or any officers, directors (in their capacity as such), employees and professional advisors of any of the foregoing (collectively, the “Acquiror Related Parties”), (y) each Insider Holder makes no representations or warranties with respect to the actions of any of the Acquiror Related Parties and (z) any breach by Acquiror of its obligations under Section 8.4 of the Merger Agreement shall not in itself be considered a breach of this Section 1.7 (it being understood that, for the avoidance of doubt, such Stockholder shall remain responsible for his, her or its breach of this Section 1.7 or any breach of this Section 1.7 by his, her or its Representatives (other than any such Representative that is acting in its capacity as an Acquiror Related Party)).

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Section 1.8         Waivers.

(a)        Each Insider Holder hereby irrevocably waives (for himself, herself or itself and for his, her or its successors, heirs and assigns), to the fullest extent permitted by applicable Law and the Governing Documents of Acquiror, and agrees not to assert or perfect, any rights to adjustment, anti-dilution or other protection or right with respect to the Acquiror Class B Shares that would result in the Acquiror Class B Shares converting into any other Acquiror Common Share in connection with any of the transactions contemplated by the Merger Agreement or any Ancillary Agreement (including the PIPE Investment and the Merger) at a ratio greater than one-for-one (including the provisions of Section 4.3(b) of Acquiror’s Amended and Restated Certificate of Incorporation). The waiver specified in this Section 1.8(a) will be applicable only in connection with the transactions contemplated by the Merger Agreement or any Ancillary Agreement (or any issuance of Equity Securities of Acquiror issued in connection with the transactions contemplated by the Merger Agreement or any Ancillary Agreement) and will be void and of no force and effect if the Merger Agreement is validly terminated for any reason prior to the Closing.

(b)        Each Insider Holder hereby irrevocably and unconditionally agrees not to elect to redeem any Acquiror Common Share in an Acquiror Share Redemption or otherwise.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

Section 2.1         Representations and Warranties of the Insider Holders. Each Insider Holder represents and warrants to Acquiror and the Company as follows:

(a)        Organization; Due Authorization. If such Insider Holder is not an individual, it is duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within such Insider Holder’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational actions on the part of such Insider Holder. If such Insider Holder is an individual, such Insider Holder has full legal capacity, right and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Insider Holder and, assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes a legally valid and binding obligation of such Insider Holder, enforceable against such Insider Holder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies). If this Agreement is being executed in a representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into this Agreement on behalf of the applicable Insider Holder.

(b)        Ownership. As of the date hereof, such Insider Holder is the sole holder of record and beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of, and has good title to, the number of Acquiror Common Shares and the number of Private Placement Warrants set forth opposite such Insider Holder’s name in the columns titled “Acquiror Common Shares” and “Private Placement Warrants,” respectively, in Schedule I hereto (such Acquiror Common Shares and such Private Placement Warrants, collectively, such Insider Holder’s “Owned Securities”). As of the date hereof, such Insider Holder does not own of record or beneficially (or have any right, option or warrant to acquire) any Equity Security of Acquiror (or any indebtedness convertible into or exercisable or exchangeable for any Equity Security of Acquiror), other than such Insider Holder’s Owned Securities. As of the date hereof, and except as provided in this Agreement, Acquiror’s Governing Documents, the Merger Agreement, the Letter Agreement, the Anchor Investor Letter Agreements or applicable securities Laws, such Insider Holder (i) has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein with respect to such Insider Holder’s Covered Securities, (ii) has not entered into any voting agreement or voting trust, and has no knowledge and is not aware of any such voting agreement or voting trust in effect, with respect to any of such Insider Holder’s Covered Securities that is inconsistent with such Insider Holder’s obligations pursuant to this Agreement, (iii) has not granted a proxy or power of attorney with respect to any of such Insider Holder’s Covered Securities that is inconsistent with such Insider Holder’s obligations pursuant to this Agreement, and has no knowledge and is not aware of any such proxy or power of attorney in effect, and (iv) has not entered into any Contract or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent him, her or it from satisfying, his, her or its obligations pursuant to this Agreement and has no knowledge and is not aware of any such Contract or undertaking.

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(c)        Governmental Authorizations. Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by such Insider Holder from, or to be given by such Insider Holder to, or be made by such Insider Holder with, any Governmental Authority in connection with the execution, delivery and performance by such Insider Holder of this Agreement, the consummation of the transactions contemplated hereby or the Merger or the other transactions contemplated by the Merger Agreement.

(d)        No Conflicts. The execution and delivery of this Agreement by such Insider Holder does not, and the performance by such Insider Holder of its obligations hereunder will not, (i) if such Insider Holder is not an individual, conflict with or result in a violation of the Governing Documents of such Insider Holder, (ii) with or without notice, lapse of time or both, constitute or result in a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, or the creation, modification or acceleration of any obligations under, any Contract binding upon such Insider Holder (including the Anchor Investor Letter Agreements), in each case in a manner that would reasonably be expected to prevent or materially delay or materially impair such Insider Holder’s ability to perform his, her or its obligations hereunder or to consummate the transactions contemplated by this Agreement, the consummation of the Merger or any other transaction contemplated by the Merger Agreement, or (iii) conflict with or violate any Law to which such Insider Holder is subject, (iv) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any Person, in each case the absence of which would reasonably be expected to prevent or materially delay or materially impair such Insider Holder’s ability to perform his, her or its obligations hereunder or to consummate the transactions contemplated by this Agreement, the consummation of the Merger or any other transaction contemplated by the Merger Agreement, or (v) constitute or result in the creation of any Lien on such Insider Holder’s Covered Securities, except for any Lien under applicable securities Laws.

(e)        Litigation. There is no Action pending against such Insider Holder or, to the knowledge of such Insider Holder, threatened against such Insider Holder, and such Insider Holder is not a party to or subject to the provisions of any Governmental Order, in each case, that challenges all or any part of this Agreement or any of the transactions contemplated hereby, or that seeks to, or would reasonably be expected to, prevent, enjoin or materially delay the performance by such Insider Holder of its, his or her obligations under this Agreement.

(f)        Brokerage Fees. Except as disclosed in Section 6.15 of the Acquiror Disclosure Letter, no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission in connection with the Merger Agreement, this Agreement or any other Ancillary Agreement, or any of the transactions contemplated hereby or thereby, in each case, based upon any agreement or arrangement made by, or, to the knowledge of such Insider Holder, on behalf of, such Insider Holder for which Acquiror, the Company or any of the Company’s Subsidiaries would have any obligation.

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(g)        Affiliate Arrangements. Except as disclosed in the prospectus, dated August 3, 2021, filed in connection with Acquiror’s initial public offering, neither any Insider Holder nor any of its Affiliates or any member of its immediate family (i) is party to, or has any rights with respect to or arising from, any material Contract with Acquiror or any of its Subsidiaries or (ii) is (or will be) entitled to receive from Acquiror, the Company or any of their respective Subsidiaries any finder’s fee, reimbursement, consulting fee, monies or consideration in the form of equity in respect of any repayment of a loan or other compensation prior to, or in connection with, any services rendered in order to effectuate the consummation of Acquiror’s initial Business Combination (regardless of the type or form of such transaction, but including, for the avoidance of doubt, the Merger).

(h)        Acknowledgment. Such Insider Holder has read this Agreement and has had the opportunity to consult with its tax, legal and other advisors regarding this Agreement and the transactions contemplated hereby.

ARTICLE III
MISCELLANEOUS

Section 3.1         Definitions.

(a)        Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

(b)        As used in this Agreement, the following terms shall have the following meanings:

“Acquiror” has the meaning set forth in the preamble hereto.

“Agreement” has the meaning set forth in the preamble hereto.

“Anchor Investor Letter Agreements” means the agreements entered into by and among Nimesh Patel, Brian Beem, Patrick Murphy, Hans Mende, AMCI Group, LLC Series 35 and certain anchor investors relating to an expression of interest by such anchor investors to acquire certain Acquiror Common Shares.

“Company” has the meaning set forth in the preamble hereto.

“Covered Securities” means, with respect to any Insider Holder, (i) all of such Insider Holder’s Owned Securities and (ii) all other Equity Securities of Acquiror of which such Insider Holder acquires beneficial ownership (whether pursuant to any dividend, distribution, combination, split, subdivision, conversion, exchange, transfer, sale, cancelation, repurchase, redemption, reclassification or other change to, or transaction in, any Equity Security or otherwise), after the date hereof but before the Closing.

“Forfeited Promote Shares” means a number of the Promote Shares equal to the product of (i) one third (1/3) of the Promote Shares multiplied by (ii) a percentage equal to the product of (A) (1) the Redemption Percentage minus 50% multiplied by (B) two (2). An illustrative example setting forth the calculation of the Forfeited Promote Shares is set forth on Exhibit A attached hereto.

“immediate family” has the meaning ascribed to such term in Rule 16a-1 promulgated under the Exchange Act.

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“Letter Agreement” means the agreement entered into by and between Acquiror, Evercore Group L.L.C., as representatives of the several underwriters, Sponsor, AMCI Group, LLC Series 35 and certain officers and directors of Acquiror, dated as of August 3, 2021, relating to the underwriting of Acquiror’s initial public offering.

“Merger Agreement” has the meaning set forth in the recitals hereto.

“Owned Securities” has the meaning set forth in Section 2.1(b).

“Owned Shares” has the meaning set forth in the recitals hereto.

“Parties” and “Party” have the meaning set forth in the recitals hereto.

“Private Placement Warrants” has the meaning set forth in the recitals hereto.

“Promote Shares” means the Owned Shares (of which 3,750,000 shares are outstanding) or any other Equity Securities of Acquiror into which such Owned Shares are converted.

“Promote Shares Pro Rata Percentage” means, with respect to any Insider Holder, the percentage set forth opposite such Insider Holder’s name in the column titled “Promote Shares Pro Rata Percentage” on Schedule I (as it may be amended from time to time prior to the Closing).

“Public Communication” has the meaning set forth in Section 1.6.

“Redemption Percentage” means the percentage calculated as the quotient (expressed as a percentage) of (i) the aggregate number of Acquiror Class A Shares that are the subject of Acquiror Share Redemptions (that are not withdrawn) divided by (ii) the total number of issued and outstanding Acquiror Class A Shares immediately prior to the Effective Time and without giving effect to any such Acquiror Share Redemption.

“Sponsor” has the meaning set forth in the preamble.

“Transfer” means the (i) sale of, assignment, exchange, conveyance, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, or other transfer or disposition, whether direct or indirect, whether or not for value, and whether or not by operation of law (including by merger, consolidation or otherwise), including any transfer of a Covered Security to a broker or other nominee (with or without a corresponding change in beneficial ownership) and any transfer of voting control of such Covered Security, (ii) establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (iii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, (iv) entry into any Contract providing for any transaction contemplated by the preceding clauses (i) through (iii), or (v) public announcement of any intention to effect any transaction specified in clauses (i) through (iv).

Section 3.2         Construction. This Agreement and all of its provisions shall be interpreted in accordance with Section 1.2 of the Merger Agreement, the provisions of which are incorporated herein by reference as if set forth herein, mutatis mutandis.

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Section 3.3         Termination. This Agreement and all of its provisions shall automatically terminate and be of no further force or effect (a) upon the termination of the Merger Agreement in accordance with its terms or (b) as mutually agreed in writing by the Parties in accordance with Section 3.5. Upon any valid termination of this Agreement, all obligations of the Parties hereunder shall terminate, without any Liability or other obligation on the part of any Party to any Person in respect of this Agreement or the transactions contemplated hereby, and no Person shall have any claim or right against any Party, whether in contract, tort or otherwise, with respect to the subject matter hereof; provided, however, that the termination of this Agreement shall not relieve any Party from any Liability arising in respect of any breach of this Agreement prior to such termination. This Article III shall survive the termination of this Agreement.

Section 3.4         Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall (a) be assigned by any of the Insider Holders in whole or in part (whether by operation of Law or otherwise) without the prior written consent of Acquiror and the Company or (b) be assigned by Acquiror or the Company in whole or in part (whether by operation of Law or otherwise) without the prior written consent of the Company or the Acquiror, respectively, and the applicable Insider Holder. Any such assignment without such consent shall be null and void. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, successors and permitted assigns.

Section 3.5         Amendment. Subject to Section 3.3, this Agreement may not be amended, restated, supplemented or otherwise modified, except upon the execution and delivery of a written agreement providing therefor by Acquiror, the Company, each Insider Holder and any other Person to which any Owned Share or Private Placement Warrant has been Transferred in accordance with Section 1.2 and Section 1.3.

Section 3.6         Waiver. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies otherwise available to the Parties. No waiver of any right, power or privilege hereunder shall be valid unless it is set forth in a written instrument executed and delivered by the Party to be charged with such waiver.

Section 3.7         No Third-Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties and their respective heirs, successors and permitted assigns, any right or remedy under or by reason of this Agreement.

Section 3.8         Notices. All notices and other communications under this Agreement between the Parties shall be in writing and shall be deemed to have been duly given, delivered and received (a) when delivered in person, (b) when delivered after posting in the U.S. mail, having been sent registered or certified mail, return receipt requested, postage prepaid, (c) when delivered by FedEx or another nationally recognized overnight delivery service or (d) when delivered by email (provided that, if receipt has not been confirmed (excluding any automated reply, such as an out-of-office notification) then a copy shall be dispatched in the manner described in the preceding clause (c) no later than 24 hours after such delivery by email) addressed as follows:

If to Acquiror prior to the Effective Time, to:

AMCI Acquisition Corp. II
600 Steamboat Road
Greenwich, CT 06830
Attn:         Nimesh Patel
E-mail:     [***]

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and

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020-1095
Attn:         Emery Choi, Oliver Wright and Elliot Smith
E-mail:     [***], [***] and [***]

If to Acquiror following the Effective Time or to the Company, to:

LanzaTech NZ, Inc.

8045 Lamon Avenue, Suite 400

Skokie, IL 60077

Attention: Mark Burton

Email: [***]

with copies (which shall not constitute notice) to:

Covington & Burling LLP

Salesforce Tower

415 Mission Street, Suite 5400

San Francisco, CA 94105

Attention: Denny Kwon

Email: [***]

and

Covington & Burling LLP

3000 El Camino Real

5 Palo Alto Square, 10th Floor

Palo Alto, CA 94306

Attention: Scott A. Anthony

Email: [***]

If to an Insider Holder, to the email address set forth below such Insider Holder’s name in Schedule I with copies (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, NY 10020-1095
Attn:         Emery Choi, Oliver Wright and Elliott Smith
E-mail:     [***], [***] and [***]

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Section 3.9         Other Provisions. The provisions set forth in each of Sections 12.6 (Governing Law), 12.13 (Severability), 11.14 (Jurisdiction; Waiver of Trial By Jury) and 12.15 (Enforcement) of the Merger Agreement are incorporated herein by reference as if set forth herein, mutatis mutandis.

Section 3.10         Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matter hereof and supersede all prior understandings, agreements and representations by or among the Parties hereto to the extent they relate in any way to the subject matter hereof.

Section 3.11         Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile, e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement.

Section 3.12         Capacity as a Stockholder. Notwithstanding anything herein to the contrary, each Insider Holder signs this Agreement solely in such Insider Holder’s capacity as a stockholder of Acquiror, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions of the Insider Holder or any Affiliate, employee or designee of the Insider Holder or any of their respective Affiliates in his or her capacity, if applicable, as an officer or director of Acquiror or any other Person.

[Remainder of page intentionally left blank.]

11

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the date first written above.

INSIDER HOLDERS

SPONSOR:

AMCI SPONSOR II LLC

By:	/s/ Nimesh Patel
Name:	Nimesh Patel
Title:	Chief Executive Officer

AMCI Group, LLC Series 35

By:	/s/ Hans Mende
Name:	Hans Mende
Title:	Authorized Signatory

/s/ Nimesh Patel
Name:	Nimesh Patel

/s/ Brian Beem
Name:	Brian Beem

/s/ Patrick Murphy
Name:	Patrick Murphy

/s/ Walker Woodson
Name:	Walker Woodson

/s/ Kate Burson
Name:	Kate Burson

/s/ Adrian Paterson
Name:	Adrian Paterson

/s/ Mark Pinho
Name:	Mark Pinho

/s/ Jill Watz
Name:	Jill Watz

/s/ Morgan Holmes
Name:	Morgan Holmes

/s/ Henry Copses
Name:	Henry Copses

[Signature Page of Sponsor Support Agreement]

ACQUIROR:

AMCI ACQUISITION CORP. II

By:	/s/ Nimesh Patel
	Name:	Nimesh Patel
	Title:	Chief Executive Officer

[Signature Page of Sponsor Support Agreement]

COMPANY:

LANZATECH NZ, INC.

By:	/s/ Jennifer Holmgren
	Name:	Jennifer Holmgren
	Title:	Chief Executive Officer

[Signature Page to Sponsor Support Agreement]

Schedule I

Acquiror Common Shares and Private Placement Warrants

[Omitted.]

[Schedule I of Sponsor Support Agreement]

Exhibit A

Illustrative Promote Shares Forfeiture Schedule

Redemption Percentage	100%	90%	80%	70%	60%	51%	50%
# of Promote Shares Forfeited (assuming 3,750,000 Promote Shares outstanding)	1,250,000	1,000,000	750,000	500,000	250,000	25,000	0

[Exhibit A of Sponsor Support Agreement]